UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2019

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada

N8T 1G2

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.      Entry into a Material Definitive Agreement.

On May 15, 2019, CEN Biotech, Inc. (the “Company”) entered into a Non-Binding (other than as set forth therein) Term Sheet (the “Term Sheet”) with Caduceus Software Systems Corp., a Wyoming corporation (“CSOC”), which was reviewed and approved by the Board of Directors of the Company (the “Board”) on May 15, 2019.

Pursuant to the Term Sheet, the Company and CSOC agreed to undertake a merger transaction (the “Transaction”) to combine the two companies’ operations and negotiate and enter into a definite agreement (the “Definitive Agreement”) to effect the Transaction.

Pursuant to the Term Sheet it is planned that the Company and CSOC will engage in a merger transaction, pursuant to which CSOC shall create a new wholly owned subsidiary (the “Merger Sub”), and the Company will merge with and into the Merger Sub, with the Company surviving and being a wholly owned subsidiary of CSOC (the “Merger”). It is planned that in the Merger, the Company’s shareholders will be issued a number of shares of common stock, par value $0.001 per share, of CSOC (the “CSOC Common Stock”) such that the Company’s shareholders shall own not less than 98% of the issued and outstanding shares of CSOC Common Stock immediately after the closing of the Merger, with the shareholders of CSOC retaining not more than 2%. It is planned that the shares of CSOC Common Stock to be issued in the Merger shall be registered on a Form S-4 to be filed by CSOC with the Securities and Exchange Commission (the “SEC”) prior to the closing (the “Closing”) of the Merger.

Pursuant to the Term Sheet, the Company and CSOC acknowledged and agreed that the structure of the Transaction, as contemplated in the Term Sheet, may be modified by the Company and CSOC prior to the Closing, as determined by the Company and CSOC and as to be set forth in the Definitive Agreement.

Pursuant to the Term Sheet, it is also planned that at the Closing, all of the current officers and directors of CSOC shall resign, and shall be replaced by officers and directors as designated by the Company. The Closing will be subject to the satisfaction or waiver of customary conditions to closing, as shall be set forth in the Definitive Agreement, including satisfactory completion of the Company’s due diligence review and the approval of the Board, and by the shareholders of the Company, if required by applicable law, and the Board of Directors of CSOC. Subject to the satisfaction of the foregoing conditions, it is expected that the Transaction will close on or around August 30, 2019. However, no assurance can be given that the Transaction can be completed on such date or at all.

According to the Term Sheet, prior to Closing, CSOC agreed to undertake certain actions, which are conditions precedent to the Closing, and which include the following: (1) CSOC converting all of its outstanding debt into shares of CSOC Common Stock, (2) CSOC filing a Form 10 Registration Statement with the SEC and filing a Form S-4 Registration Statement with the SEC, (3) CSOC effecting a reverse stock split of the CSOC Common Stock such that at the Closing, no more than 28,000,000 shares of CSOC Common Stock are issued and outstanding and (4) CSOC amending its formation documents to be in a form reasonably agreed to by CSOC and the Company.

Additionally, pursuant to the Term Sheet, CSOC and the Company agreed to an exclusivity period (the “Exclusivity Period”) defined as the first to occur of (1) June 30, 2019, (2) the execution of the Definitive Agreement or (3) the termination of the Term Sheet pursuant to its terms, unless extended by mutual written agreement of CSOC and the Company. During the Exclusivity Period, CSOC agreed that none of CSOC nor any of its officers, directors or shareholders will enter into any discussions, finalize a closing, execute any agreement committing either CSOC or any of its shareholders to a closing regarding, or consider, solicit, or encourage in any way (including by way of furnishing any non-public information concerning the business, properties, or assets of CSOC), (i) a sale by CSOC of its equity securities or a sale by any of the officers or directors of CSOC of their interests in CSOC, or (ii) a sale, merger, consolidation, liquidation, business combination, sale of all or substantially all of the assets of CSOC, or any similar transaction involving CSOC or which would reasonably be expected to materially affect the ability of the Company and CSOC to consummate the Transaction.

Pursuant to the Term Sheet, if CSOC or any of its officers or directors breaches the terms and conditions of the Exclusivity Period, CSOC shall pay the Company a cash payment in the amount of $50,000 (the “Breakup Fee”) to reimburse the Company for its expenses related to the Transaction.

Pursuant to the Term Sheet, the Company and CSOC agreed that they each will bear its own costs, fees and expenses in connection with the Transaction, due diligence, and all other costs, fees and expenses in connection with the Transaction and activities contemplated by the Term Sheet.

Additionally, pursuant to the Term Sheet, CSOC and the Company agreed to maintain the confidentiality of the terms of the Term Sheet and the Transaction and not to use any information it may learn about each other for any purpose other than to consummate the Transaction, other than as may be required by applicable law, governmental regulation, stock exchange rule, or court order, provided, however, that the Company shall be permitted to publicly disclose the execution of the Term Sheet and the terms therein, to the extent determined by the Company.

If the Term Sheet is not terminated sooner or extended by mutual written agreement of the Company and CSOC, the Term Sheet will terminate automatically upon the expiration of the Exclusivity Period. The Exclusivity Period and the Breakup Fee, as well as the confidentiality section and cost and expenses section of the Term Sheet are binding upon the Company and CSOC and will survive any termination or expiration of the Term Sheet.

There can be no assurance that the Company and CSOC will enter into a Definitive Agreement, or that the Transaction can be completed as planned.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 16, 2019, the Company issued a press release regarding its entry into the Term Sheet (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Term Sheet dated May 15, 2019, between CEN Biotech, Inc. and Caduceus Software Systems Corp.

99.1*	Press Release dated May 16, 2019 (furnished herewith).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: May 16, 2019	By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer